EXHIBIT 4(b)


  THIS DEBENTURE IS A REGISTERED GLOBAL DEBENTURE AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"). UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. UNLESS AND UNTIL IT IS EXCHANGE IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE REGISTERED FORM, THIS REGISTERED GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY
  A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


  REGISTERED                    McDonalds Corporation               REGISTERED

    Number     7 1/2% SUBORDINATED DEFERRABLE INTEREST DEBENTURE DUE 2037
  RU
                                                                  $150,000,000

  SEE REVERSE FOR
  CERTAIN DEFINITIONS                                        CUSIP 580 135 887

     McDonalds Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the ``Company,'' which term includes any successor corporation under the Indenture hereinafter referred
  to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Fifty Million Dollars ($150,000,000) on January 2, 2037 and to pay interest thereon to the registered Holder hereof from January 14, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30 and December 31 in each year, commencing March 31, 1997, with a final interest payment on January 2, 2037, at the rate of 7 1/2% per annum until the principal hereof is paid or such payment is duly provided for. The interest so payable, and punctually paid or duly provided for, on any
  Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Debenture is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15, June 15, September 15 or December 15 (whether or not a business day) next preceding an Interest Payment Date. Interest payable on redemption or maturity will be payable to the person to whom the principal is paid. Payment of the principal of and interest on this Debenture will be made at the designated office or agency of the Company maintained for such purpose in the City of New York, New York, and the City of Charlotte, North Carolina, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or, at the option of the Company, interest so payable may be paid by check to the order of said Holder mailed to said Holders address appearing on the Debenture register or by wire transfer payable to an account specified by said Holder. Any interest not so punctually paid or duly provided for shall be payable as provided in the Indenture.
     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.
     Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse hereof (or by an Authenticating Agent, as provided in the Indenture) by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

  In Witness Whereof, McDonalds Corporation has caused this Instrument to be signed in its corporate name by the Chairman of the Board or its President or one of its Vice Presidents manually or in facsimile and a facsimile of its corporate seal to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

  Dated: January 14, 1997

     TRUSTEES CERTIFICATE OF AUTHENTICATION
     This is one of the Debt Securities of the series designated herein provided for in the withinmentioned Indenture.

  FIRST UNION NATIONAL BANK
                        as Trustee

  By: /s/ Terence C. McPoyle
      -----------------------------
      Authorized Officer

  Attest:  /s/ Gloria Santona
           ------------------------
           Secretary

  McDONALDS CORPORATION

  By: /s/ Carleton Day Pearl
      -----------------------------
      Senior Vice President and Treasurer

                                 McDONALDS CORPORATION
            7 1/2% Subordinated Deferrable Interest Debenture due 2037

     Indenture.  This  Debenture is  one of a  duly authorized  issue of  Debt
  Securities of the  Company designated as  its 7  1/2% Subordinated  Deferrable
  Interest Debentures due  2037 (herein called  the  ``Debentures''), limited in aggregate principal amount to  $150,000,000, issued and to  be issued under  a
  Subordinated Debt Securities Indenture, dated as  of October 18, 1996  (herein called the  ``Indenture'') between the Company and First Union National Bank, as Trustee (herein called  the ``Trustee,'' which term includes  any successor
  trustee  under  the  Indenture),  to   which  Indenture  and  all   indentures
  supplemental  thereto  reference  is  hereby  made  for  a  statement  of  the respective rights, limitations of rights, duties and immunities thereunder  of the Company, the Trustee, the holders  of Senior Indebtedness and the  Holders of the Debentures and of the terms upon  which the Debentures are, and are  to be, authenticated and delivered.  The Debt Securities may be issued in one  or more series,  which different  series may  be  issued in  various  currencies, various aggregate principal amounts, may mature  at different times, may  bear interest (if any)  at different rates,  may be subject  to different  sinking, purchase or analogous funds  (if any), may be  subject to different  covenants and Events of Default and may otherwise vary as in the Indenture provided.
     Interest.  The  Company promises to  pay interest on  said principal  sum from January 14, 1997 or from the  most recent Interest Payment Date to  which
  interest has been paid or  duly provided for, quarterly  in arrears on   March
  31, June 30, September 30  and December 31  in each year commencing  March 31,
  1997, with a final interest payment on January 2, 2037, at the rate of 7  1/2%
  per annum until maturity or earlier redemption.  If any date on which interest is payable on this Debenture  is not a business  day, the payment of  interest due on such date may be made on the next succeeding business day (and  without
  any interest or  other payment in  respect of such  delay).   The interest  so
  payable, and punctually  paid or duly  provided for, on  any Interest  Payment
  Date (other than interest payable on redemption or maturity) will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or  one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest,  which shall be the March 15,  June
  15, September 15 or December 15 (whether or  not a business day), as the  case
  may be,  next preceding  such  Interest Payment  Date.   Interest  payable  on
  redemption or maturity will be payable to the Person to whom the principal  is paid.  Any  such interest not  so punctually paid  or duly  provided for  will forthwith cease to be payable  to the Holder on  such Regular Record Date  and may either be paid to the Person in whose name this Debenture (or one or  more predecessor Debt  Securities) is  registered at  the close  of business  on  a
  Special Record Date for the payment of such Defaulted Interest to be fixed  by the Trustee, notice whereof shall be  given to Holders of Debentures not  less than 10 days prior to such Special Record Date, or be paid at any time in  any other lawful manner not inconsistent with  the requirements of any  securities exchange on which Debentures  may be listed,  and upon such  notice as may  be required by such exchange, all as more fully provided in said Indenture.
     Extension of Interest Payment Period.  Notwithstanding anything contained in the Indenture to the contrary, the Company shall have the right upon  prior notice as provided in the last sentence  of this paragraph at any time  during the term of the Debentures prior to an  Interest Payment Date, so long as  the
  Company is not in  default in the  payment of interest  on the Debentures,  to extend the interest payment period for an Extension Period (as defined below).
  Except as provided in the next  succeeding sentence, no interest shall be  due and payable  during an  Extension Period,  but on  the Interest  Payment  Date
  occurring at the end  of each Extension  Period the Company  shall pay to  the
  Holders of record on  the Regular Record Date  for such Interest Payment  Date
  (regardless of who the Holders of record  may have been on other dates  during the Extension Period) all interest then accrued but unpaid on the  Debentures, together with interest thereon,  compounded quarterly, at the  rate of 7  1/2%
  per annum,  to the  extent permitted  by law;  provided that  during any  such
  Extension Period, the Company shall not declare or pay any dividend on (except for dividends or  distributions in shares  of its capital  stock or rights  to acquire shares  of its  capital stock),  or  repurchase, redeem  or  otherwise acquire any of its  capital stock (except by  conversion into or exchange  for shares of its capital stock or  for redemption, purchase or other  acquisition of shares of its capital stock  made for the purpose of any employee incentive plan or benefit plan of the Company or any  of its affiliates).  Prior to  the termination of  any Extension  Period, the  Company may  (a) on  any  Interest
  Payment Date pay all or any portion of the interest accrued on the  Debentures as provided on the face hereof to Holders of record on the Regular Record Date for such Interest Payment  Date or (b)  from time to  time further extend  the interest payment period as  provided in the last  sentence of this  paragraph, provided that any such Extension Period,  together with all such previous  and further extensions thereof, may not  exceed 20 consecutive quarterly  interest payment periods from  the last date  to which interest  on the Debentures  was paid in full.  If the Company shall elect  to pay all of the interest  accrued on the Debentures on an Interest Payment Date during an Extension Period, such
  Extension Period shall automatically terminate on such Interest Payment  Date.
  Upon the termination of any Extension Period and the payment of all amounts of interest then due, the Company may commence a new Extension Period, subject to
  the above requirements.   The Company  shall cause the  Trustee to give  prior
  notice, by  public  announcement  given in   accordance with  New  York  Stock
  Exchange  rules  (or  the  rules  of  any  other  applicable   self-regulatory
  organization) and by mail to all such holders, of
      (x) the  Company's  election  to initiate  an  Extension  Period  and the duration thereof,
      (y) the  Company's election  to extend  any  Extension Period  beyond  the
  Interest Payment Date  on which  such Extension  Period is  then scheduled  to terminate, and the duration of such extension, and
      (z) the Company's election to make  a full or partial payment of  interest accrued on the Debentures  of any Interest Payment  Date during any  Extension
  Period and the amount of such payment.
  In no event shall notice be given less than five Business Days prior to the
  March 15, June 15, September 15 or December 15 next preceding the applicable
  Interest Payment Date.
  The term ``Extension Period'' means the period from and including the Interest
  Payment Date  next  following the  date  of any  notice  of extension  of  the interest payment period on the Debentures given pursuant to the last  sentence of the preceding paragraph (or,  in the case of  any further extension of  the interest payment  period  pursuant to  the  third sentence  of  the  preceding paragraph before the payment in full of all accrued but unpaid interest on the
  Debentures, the Interest Payment Date to  which interest was paid in full)  to but excluding the Interest  Payment Date to which  payment of interest on  the
  Debentures is so extended,  after giving affect to  any further extensions  of the interest payment period on the  Debentures pursuant to the third  sentence of the preceding paragraph; provided that no Extension Period shall exceed  20 consecutive quarterly interest  payment periods from  the last  date to  which interest on the Debentures was paid  in full; and provided, further, that  any
  Extension Period shall end on an  Interest Payment Date.  Notwithstanding  the
  foregoing, in no event shall any Extension Period exceed January 2, 2037.
     Method of  Payment.   Payment  of the  principal  of and  interest  on this
  Debenture will be made at the office or agency  of the Company in the City  of
  New York, New York and  Charlotte, North Carolina, or  at any other office  or agency maintained by the Company for such purpose, in such coin or currency of the United States of  America as at the  time of payment  is legal tender  for payment of public and private debts; provided, however, that at the option  of the Company, payment of interest may be made by check mailed to the address of the Person entitled  thereto as  such address  shall appear  in the  Debenture register or by wire transfer payable to an account specified by such Person.
     Paying Agent and Debt Security Registrar.   Initially, the Trustee will act
  as Debt  Security registrar  through its  office at  123 South  Broad  Street,
  Philadelphia, Pennsylvania 19109, and the Company has appointed the Trustee to act as Paying Agent through its  office or agency in  New York, New York,  and
  Charlotte, North Carolina.
     Redemption.   The  Debentures may  be  redeemed,  at the  option  of  the
  Company, in whole or  in part (in denominations  of $25 or integral  multiples thereof), on any date on or after December 31,  2001, or at any time upon  the occurrence of a Tax Event, upon not less than 30 nor more than 60 days  notice mailed to the registered Holder thereof at  a Redemption Price of 100% of  the principal amount, together with accrued but unpaid interest to the  Redemption
  Date; provided, however, that installments of interest whose Interest  Payment
  Date is on or prior to the Redemption Date  will be payable to the Holders  of such Debentures of  record at the  close of business  on the relevant  Regular
  Record Dates referred to on the face hereof, all as provided in the Indenture.
  The term  ``Tax Event'' means that  the Company  shall have  received an opinion of independent tax counsel (a  ``Tax Opinion'') to the effect that, as a result  of  (a)  any  amendment  to,  or  change  (including  any  announced prospective change) in, the laws (or any regulations thereunder) of the United
  States or any political subdivision or taxing authority thereof or therein  or
  (b) any amendment  to or change  in an interpretation  or application of  such laws or regulations  by any legislative  body, court,  governmental agency  or regulatory authority  (including  the enactment  of  any legislation  and  the publication of any judicial decision or  regulatory determination on or  after
  January 9, 1997), in either case after January 9, 1997, there is more than  an insubstantial risk  that  interest payable  on  the Debentures  would  not  be deductible, in whole  or in  part, by the  Company for  United States  federal income tax purposes.
     In the  event  of  redemption of  this  Debenture  in part  only,  a  new
  Debenture or Debentures for the unredeemed  portion thereof will be issued  in the name of the Holder thereof upon the cancellation hereof.
     Subordination.  The Company and each Holder, by acceptance hereof,  agree that the  payment  of the  principal  of and  interest  on the  Debentures  is subordinated, to the extent  and in the manner  provided in the Indenture,  to the prior payment in  full of all Senior  Indebtedness, and this Debenture  is
  issued subject to the provisions of the Indenture with respect thereto.   Each
  Holder of  this Debenture,  by accepting  the same,  authorizes and  expressly directs the Trustee on his behalf to take  such action as may be necessary  or appropriate in the discretion of the  Trustee to effectuate the  subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.
     Indebtedness.  The Company and, by its acceptance of this Debenture or  a beneficial interest herein,  the Holder  of, and  any Person  that acquires  a beneficial interest in, this Debenture agree  that for United States  federal, state and local  tax purposes it  is intended that  this Debenture  constitute indebtedness.
     Defaults and  Remedies.   If  an  Event of  Default  shall occur  and  be
  continuing, the  principal of  all  the Debentures  may  be declared  due  and payable in the manner and with the effect provided in the Indenture.
     Amendments and Waivers.  The Indenture contains provisions permitting the
  Company and the Trustee, with the consent of the Holders of not less than  66-
  2/3% in aggregate principal  amount of each series  of Debt Securities at  the time outstanding (as  defined in the  Indenture) to be  affected (each  series voting as  a  class), evidenced  as  in  the Indenture  provided,  to  execute supplemental indentures adding any provisions to or changing in any manner  or eliminating any of the provisions of the Indenture or  of any  supplemental
  indenture or modifying in  any manner the  rights of the  Holders of the  Debt
  Securities of all such  series; provided, however,  that no such  supplemental indenture shall, among other things, (i) extend the fixed maturity of any Debt
  Security, or  reduce  the rate  or  extend the  time  of payment  of  interest thereon, or reduce the  principal amount or premium,  if any, thereon or  make the principal  thereof, or  premium,  if any,  or  interest, if  any,  thereon payable in any coin or currency other than that hereinabove provided,  without the consent of  the Holder of  each Debt Security  so affected  or reduce  the amount of principal of an Original  Issue Discount Security that would be  due and payable  upon  acceleration  of  maturity  thereof,  or  (ii)  reduce  the aforesaid percentage of Debt Securities the  Holders of which are required  to consent to any such supplemental indenture, without the consent of the Holders
  of each Debt  Security so affected.   The Indenture  also contains  provisions
  permitting the Holders  of a  majority in  aggregate principal  amount of  the
  Debentures at the time Outstanding, as defined in the Indenture, on behalf  of the Holders of  all the Debentures,  to waive compliance  by the Company  with certain provisions  of  the Indenture  and  certain past  defaults  under  the
  Indenture and their consequences.  Any such consent or waiver by the Holder of this Debenture shall be conclusive and  binding upon such Holder and upon  all future Holders of this Debenture and of any Debenture issued upon the transfer hereof or in exchange therefor  or in lieu hereof  whether or not notation  of such consent  or waiver  is made  upon this  Debenture or  upon any  Debenture issued upon the transfer hereof or in exchange therefor or in lieu hereof.
     Obligation Absolute.    No  reference herein  to  the Indenture  and  no
  provision of this  Debenture or  of the Indenture  shall alter  or impair  the obligation of the  Company, which is  absolute and unconditional,  to pay  the principal of and interest on this Debenture at the times, place and rate,  and in the coin or currency, herein prescribed.
     Denominations.   The  Debentures are  issuable  only in  registered  form
  without coupons in denominations of $25 and any integral multiple thereof.  As provided in  the Indenture  and subject  to  certain limitations  therein  set forth, Debentures are exchangeable  for a like  aggregate principal amount  of
  Debentures of a different authorized denomination, as requested by the  Holder surrendering the same and upon surrender of the Debenture for registration  of transfer at the  office or agency  of the Company  in New York,  New York,  or
  Charlotte, North  Carolina, the  Company will  execute, and  the Trustee  will authenticate and  deliver,  in  the  name  of  the  designated  transferee  or transferees, one or more new Debentures, of authorized denominations and of  a
  like aggregate principal amount  and tenor.   Every Debenture surrendered  for
  registration of transfer  or exchange will,  if required by  the Company,  the
  Debt Security registrar or the Trustee, be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Debt
  Security registrar and the Trustee duly executed by, the Holder hereof or  his attorney duly authorized in writing.  No service charge shall be made for  any registration of transfer or exchange, but the Company may require payment of a sum sufficient  to cover  any  tax or  other  governmental charge  payable  in connection therewith.
     Persons Deemed Owners.   Prior to due presentment  of this Debenture  for
  registration of  transfer, the  Company,  the Trustee  and  any agent  of  the
  Company or the Trustee may  treat the Person in  whose name this Debenture  is registered in the Debt Security register as the owner hereof for all purposes, whether or not this Debenture is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     No Recourse Against Others.  No recourse for the payment of the principal of or interest  on this Debenture,  or for any  claim based hereon  or on  the
  Indenture and no recourse under or upon any obligation, covenant or  agreement of the Company in  the Indenture or any  indenture supplemental thereto or  in any Debenture,  or because  of the  creation of  any indebtedness  represented hereby, shall  be  had  against  any  incorporator,  stockholder,  officer  or director, as such, past, present or future, of the Company or of any successor
  corporation,  either  directly  or  through  the  Company  or  any   successor
  corporation, whether by virtue of any constitution, statute or rule of law  or by the enforcement  of any  assessment  or  penalty or  otherwise,  all  such
  liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     Governing Law.   This Debenture  will be  governed by  and construed  and
  enforced in accordance with, the internal laws of the State of Illinois.
     Terms.   All  terms used  in  this Debenture  which  are defined  in  the
  Indenture shall have the meanings assigned to them in the Indenture.

     The following abbreviations, when used in the inscription on the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM    - as tenants in common
     TEN ENT    - as tenants by the entireties
     JT TEN     - as joint tenants with right of survivorship

     UNIF GIFT MIN ACT -                     Custodian
                          -----------------              -----------------
                               (Cust)                         (Minor)
                                  under Uniform Gifts to Minors
                                             Act
                                                 ----------------
                                                     (State)

      Additional abbreviations may also be used though not in the above list.
    -------------------------------------------------------------------------

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

  -------------------------------------------------------------------------
                     PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

  -------------------------------------------------------------------------
  -------------------------------------------------------------------------
  the within Instrument of McDONALD'S CORPORATION and hereby does irrevocably constitute and appoint

  ---------------------------------------------------------------- Attorney
  to transfer the said Instrument on the books of the within-named Company, with full power of substitution in the premises.

  Dated:
        ----------------------------         ----------------------------

     NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Instrument in every particular, without alteration or enlargement or any change whatever.